Exhibit 10.01
INDEMNITY AGREEMENT
     This Indemnity Agreement (this “Agreement”), dated as of ___, is made by and between Cadence Design Systems, Inc., a Delaware corporation (the “Company”), and ___, a ___of the Company (the “Indemnitee”).
RECITALS
     A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations;
     B. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of officers and directors;
     C. The Company believes that its directors and officers and the directors and officers of its subsidiaries should be able to serve as such, and in such other capacities as the Company may request, as the case may be, free from undue concern about the risk of large judgments and other expenses that may be incurred as a result of the good faith performance of their duties to the Company or its subsidiaries;
     D. The Company recognizes that the long period of time that may elapse before the trial or other disposition of legal proceedings may extend beyond the normal time for retirement for such director or officer, with the result that the Indemnitee, after retirement or in the event of the Indemnitee’s death, the Indemnitee’s spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such director or officer from serving in that position;
     E. Based upon their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as directors and certain officers of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary, and in the best interests of the Company and its stockholders, for the Company to contractually indemnify such individuals, and to assume for itself maximum liability for claims against such persons in connection with their service;
     F. The Company desires and has requested the Indemnitee to serve or continue to serve as a director and/or an officer of the Company and/or the subsidiaries of the Company, free from undue concern for claims for damages arising out of or related to such services to the Company and/or the subsidiaries of the Company; and

     G. The Indemnitee is willing to serve, or to continue to serve, the Company and/or the subsidiaries of the Company provided that the Indemnitee is furnished the indemnity provided for herein.
AGREEMENT
     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions.
          (a) Change in Control. For purposes of this Agreement, a “change in control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.
          (b) Covered Person. For purposes of this Agreement, a “covered person” shall include the Indemnitee and any heir, executor, administrator or other legal representative of the Indemnitee following the Indemnitee’s death or incapacity.
          (c) Disinterested Directors. For purposes of this Agreement, “disinterested directors” mean any director of the Company who is not or was not a party to the proceeding in respect of which indemnification is being sought by a covered person.
          (d) Expenses. For purposes of this Agreement, “expenses” include all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by a covered person in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement under this Agreement, Section 145 of the Delaware General Corporation Law or otherwise.
          (e) Independent Legal Counsel. For purposes of this Agreement, “independent legal counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or a covered person in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification or advancement hereunder. “Independent legal counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the covered person in an action to determine such covered person’s right to indemnification or advancement under this Agreement.
          (f) Proceeding. For purposes of this Agreement, “proceeding” means any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, legislative, investigative or of any other type whatsoever, and including any of the foregoing commenced by or on behalf of the Company, derivatively or otherwise.
          (g) Subsidiary. For purposes of this Agreement, “subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, and one or more other subsidiaries, or by one or more other subsidiaries.
     2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve the Company and/or its subsidiaries in the Indemnitee’s present capacity, so long as the Indemnitee is duly appointed or elected or until such time as the Indemnitee tenders a written resignation; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company or its subsidiaries by Indemnitee.
     3. Maintenance of Liability Insurance.
          (a) The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an officer or director of the Company or any of its subsidiaries, and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of such service, the Company, subject to Section 3(b), shall use reasonable efforts to obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.
          (b) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

     4. Mandatory Indemnification.
          (a) Right to Indemnification. In the event a covered person was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company (including any subsidiary or affiliate thereof or any constituent corporation or any of the foregoing absorbed in any merger) or is or was serving at the request of the Company (including such subsidiary, affiliate or constituent corporation) as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, such person shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law and the Company’s Bylaws, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, forfeitures, ERISA excise and other taxes and penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue after the Indemnitee has ceased to serve in such capacity and shall inure to the benefit of the Indemnitee’s heirs, executors, administrators and other legal representatives; provided, however, that except for a proceeding pursuant to Section 7, the Company shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.
          (b) Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a covered person for expenses or liabilities of any type whatsoever (including, but not limited to, attorneys’ fees, judgments, fines, forfeitures, ERISA excise and other taxes and penalties, and amounts paid or to be paid in settlement) which have been paid directly to such person or a third party on the covered person’s behalf by D&O Insurance.
          (c) Partial Indemnification; Successful Defense. If a covered person is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, attorneys’ fees, judgments, fines, forfeitures, ERISA excise and other taxes and penalties, and amounts paid or to be paid in settlement) incurred by the covered person in the investigation, defense, settlement or appeal of a proceeding, but not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify such person for such total amount, except as to the portion thereof to which the covered person is not entitled by applicable law, the Company’s Bylaws or this Agreement. Notwithstanding any other provision of this Agreement, to the extent that a covered person has been successful, on the merits or otherwise, in whole or in part, in the defense of a proceeding, or in the defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, the covered person shall be indemnified against the total amount of any expenses actually and reasonably incurred or suffered by such person in connection therewith.
     5. Mandatory Advancement of Expenses. The Company shall pay all expenses incurred by a covered person in advance of the final disposition of a proceeding as they are incurred; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred in advance of the final disposition of such proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it should be determined ultimately, after a final adjudication (including all appeals), that such person is not entitled to the payment of such expenses by the Company.
     6. Notice and Procedures for Obtaining Indemnification and Advancement.
          (a) Promptly after receipt by a covered person of notice of the commencement of or the threat of commencement of any proceeding, such person shall, if such person believes that indemnification or advancement with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof; provided, however, that the failure to notify the Company shall not relieve the Company of any liability it may have to such covered person under this Agreement.
          (b) Upon written request by a covered person for indemnification pursuant to Section 4(a), the entitlement of such covered person to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined and such indemnification shall be paid in full within sixty (60) days after a written request for indemnification has been received by the Company. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to the covered person. Upon making a request for indemnification, a covered person shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proving that the covered person is not entitled to be indemnified. If the person or persons empowered to make such determination pursuant to Section 6(c) fail to make the requested determination with respect to indemnification within sixty (60) days after a written request for indemnification has been received by the Company, a requisite determination of entitlement to indemnification shall be deemed to have been made and the covered person shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification.
          (c) The determination of entitlement to indemnification pursuant to Section 6(b) shall be made by the following person or persons who shall be empowered to make such determination: (i) the Board, by a majority vote of disinterested directors, whether or not such majority constitutes a quorum; (ii) a committee of disinterested directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the covered person; or (iv) the stockholders of the Company. If a change in control has occurred and results in individuals who were directors prior to the circumstances giving rise to the change in control ceasing for any reason to constitute a majority of the Board, such determination shall be made by independent legal counsel of a reputable national law firm in a written opinion, and such independent counsel shall render its written opinion to the Company and to the covered person. The Company agrees to pay the reasonable fees of such independent legal counsel and to indemnify fully such independent legal counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the engagement of such independent legal counsel pursuant hereto. The independent legal counsel shall be selected by the Board and approved by the covered person; provided, however, that if a change in control has occurred, such independent legal counsel shall be selected by the covered person and approved by the Company (such approval not to be unreasonably withheld or delayed).
          (d) Expenses incurred by a covered person in advance of the final disposition of a proceeding shall be paid by the Company at the request of the covered person, each such payment of expenses to be made within twenty (20) days after a written request for such payment has been received by the Company. Such request shall reasonably evidence the expenses incurred by the covered person and, to the extent required pursuant to Section 5, shall include or be accompanied by an undertaking by or on behalf of such covered person, to repay all amounts so advanced if it should be determined ultimately, after a final adjudication (including all appeals), that such person is not entitled to the payment of such expenses by the Company.
          (e) Any expenses incurred by a covered person in connection with a request for indemnification or advancement of expenses hereunder, under any other agreement, any provision of the Company’s Bylaws or any D&O insurance, shall be borne by the Company.
          (f) If, at the time of the receipt of a notice of the commencement of a proceeding, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the covered person, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
          (g) In the event the Company shall be obligated to advance the expenses for any proceeding against the covered person, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the covered person (such approval not to be unreasonably withheld or delayed), upon the delivery to the covered person of written notice of its election so to do. After delivery of such notice, approval of such counsel by the covered person and the retention of such counsel by the Company, the Company shall not be liable to the covered person under this Agreement for any fees of counsel subsequently incurred by the covered person with respect to the same proceeding, provided that (i) the covered person shall have the right to employ separate counsel in any such proceeding at the covered person’s expense; and (ii) if (A) the employment of counsel by the covered person has been previously authorized by the Company, (B) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, or (C) it is determined by legal counsel for the Company and the covered person that a conflict of interest exists requiring the covered person to retain separate counsel, the fees and expenses of the covered person’s counsel shall be at the expense of the Company. If the Company has assumed the defense of a proceeding, the Company shall not be liable to indemnify a covered person under this Agreement for any amounts paid in settlement of any proceeding effected without the Company’s written consent; provided, however, that if a change in control has occurred, the Company shall be liable for indemnification for amounts paid in settlement if independent legal counsel has approved the settlement. The Company shall not settle any proceeding in any manner that would impose any penalty or limitation on, or disclosure obligation with respect to, a covered person without the covered person’s written consent. Neither the Company nor a covered person shall unreasonably withhold or delay its consent to any proposed settlement.

     7. Right of Covered Person to Bring Suit. If (a) indemnification is not paid in full by the Company within sixty (60) days after a written request for indemnification has been received by the Company pursuant to Section 6(b); (b) a determination is made pursuant to Section 6(c) that a covered person is not entitled to indemnification; or (c) a written request for an advancement of expenses is not paid in full by the Company within twenty (20) days after a written request for such payment has been received by the Company pursuant to Section 6(d), the covered person may at any time thereafter bring suit against the Company to recover the unpaid amount of any claim for indemnification or advancement. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the covered person shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by a covered person to enforce a right to indemnification hereunder (but not in a suit brought by a covered person to enforce a right to an advancement of expenses) it shall be a defense that indemnification is not permitted by applicable law. Further, in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication (including all appeals) by asserting that indemnification is not permitted by applicable law. Neither the failure of the Company (including the Board, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the covered person is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including the Board, a committee thereof, independent legal counsel or its stockholders) that the Indemnitee has not met the applicable standard of conduct, shall create a presumption that the covered person is not entitled to indemnification or, in the case of such a suit brought by a covered person, be a defense to such suit. If a determination is made or deemed to have been made pursuant to the terms of Section 6 that a covered person is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. In any suit brought by a covered person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the covered person is not entitled to be indemnified, or to such advancement of expenses, shall be on the Company.
     8. Limitation of Actions and Release of Claims. No proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any of its subsidiaries against the Indemnitee, the Indemnitee’s spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such proceeding is based; however, in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of (a) the date the Company or any subsidiary of the Company discovers such facts, or (b) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This Section 8 shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Company or any of its subsidiaries has no actual knowledge apart from the Indemnitee’s knowledge.
     9. Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee or any covered person may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s disinterested directors or stockholders, other agreements, or otherwise, both as to acts or omissions in the Indemnitee’s official capacity and to acts or omissions in another capacity while occupying the Indemnitee’s position as an officer, director or employee of the Company and/or its subsidiaries, and the Indemnitee’s right hereunder shall continue after the Indemnitee has ceased to serve the Company or any of its subsidiaries and shall inure to the benefit of any heir, executor, administrator or other legal representative of the Indemnitee. Notwithstanding the foregoing, this Agreement shall supersede and replace any prior indemnification agreements entered into between the Company and the Indemnitee, and any such prior agreements shall be terminated upon execution of this Agreement.
     10. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement to the Indemnitee to the fullest extent now or hereafter permitted by law.
     11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to Section 10 hereof.
     12. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
     13. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.
     14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) upon receipt, if delivered by hand, or (b) on the third business day after the mailing date, if mailed by certified or registered mail with postage prepaid. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

     15. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.
     16. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.
[Remainder of Page Left Intentionally Blank]

     The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

CADENCE DESIGN SYSTEMS, INC.
By:
Name:
Title:

Address:	2655 Seely Avenue, Building 5
San Jose, California 95134
Attention: Office of the General Counsel

INDEMNITEE
By:
Name:
Title:

Address:

10